UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 15, 2011

THE SHERIDAN GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-110441	52-1659314
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

11311 McCormick Road, Suite 260, Hunt Valley, Maryland  21031-1437
(Address of Principal Executive Offices) (Zip Code)

(410) 785-7277
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Senior Secured Notes Offering

On April 15, 2011, The Sheridan Group, Inc. (the “Company”) completed its previously announced note offering (the “Notes Offering”) of $150 million aggregate principal amount of 12.5% senior secured notes due 2014 (the “Notes”).  The Notes were sold in a private placement pursuant to a purchase agreement, dated April 8, 2011, between the Company and Jefferies & Company, Inc., as the initial purchaser (the “Initial Purchaser”).  The Notes were resold by the Initial Purchaser to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Indenture

The Notes have been issued under an indenture, by and among the Company, the subsidiaries of the Company named on the signature pages thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Notes will mature on April 15, 2014 and will accrue interest at the rate of 12.5% per year. Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, commencing on October 15, 2011. The Company may redeem some or all of the Notes at any time prior to April 15, 2012 by paying a make-whole premium, plus accrued and unpaid interest (and liquidated damages, if any) to the redemption date. At any time prior to April 15, 2012, the Company may use the net proceeds of certain equity offerings to redeem up to 35% of the principal amount of the Notes at a redemption price equal to 112.5% of their principal amount, plus accrued and unpaid interest (and liquidated damages, if any) to the redemption date; provided that at least 65% of the aggregate principal amount of such Notes originally issued remain outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering.

All of the Company’s current and future domestic restricted subsidiaries (other than an immaterial subsidiary that is to be dissolved following the closing of the offering) and, except in certain circumstances, the Company’s current and future foreign restricted subsidiaries (the “Note Guarantors”) will fully and unconditionally guarantee the Notes.  The Notes are senior secured obligations of the Company and the Note Guarantors and will rank equally in right of payment with all of the Company and Note Guarantors’ senior obligations and senior to all of the Company and Note Guarantors’ subordinated obligations. The Notes and the guarantees are secured by a lien on substantially all of the current and future assets (other than certain excluded assets) of the Company and the Note Guarantors, subject to permitted liens and other limitations.  The security interest on assets other than real property, fixtures and equipment securing the notes and guarantees is contractually subordinated to the security interest thereon securing borrowings, other credit extensions and guarantees under the Company’s working capital facility.   The Notes are also secured by a contractually subordinated, limited recourse pledge of the Company’s capital stock by TSG Holdings Corp. (“Holdings”), the Company’s parent.

The Indenture governing the Notes requires that the Company maintain certain minimum Consolidated EBITDA (as defined in the Indenture) levels and prohibits the Company from making capital expenditures in amounts exceeding certain thresholds for the period beginning on April 15, 2011and ending on December 31, 2011 and for each fiscal year thereafter.  In addition, the Indenture contains covenants that limit the ability of the Company and the ability of its restricted subsidiaries to, among other things: pay dividends, redeem stock or make other distributions or restricted payments; incur indebtedness; make certain investments; create liens; agree to restrictions on the payment of dividends; consolidate or merge; sell or otherwise transfer or dispose of assets, including equity interests of its restricted subsidiaries; enter into transactions with its affiliates; designate its subsidiaries as unrestricted subsidiaries; make capital expenditures; use the proceeds of permitted sales of its assets; and change business lines. If an event of default, as specified in the Indenture governing the Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the Indenture filed herewith.

If certain specified property is sold on or prior to December 31, 2011, the Company will be required to use the net proceeds of such sale to redeem notes at 100% of their principal amount, plus accrued and unpaid interest (and liquidated damages, if any) to the redemption date.  In addition, if the Company sells certain assets (other than such specified property) or experiences an event of loss, the Company may be required to repurchase the Notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest (and liquidated damages, if any) to the date of repurchase.

Furthermore, if the Company experiences specific kinds of change of control, the holders of the Notes will have the right to require the Company to repurchase their Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (and liquidated damages, if any) to the date of repurchase.

Subject to certain conditions, the Company is required to make an offer to purchase Notes with a percentage of its “excess” cash flow following the end of each of (i) the fiscal year ending on December 31, 2011, (ii) the fiscal year ending on December 31, 2012 and (iii) the three consecutive fiscal quarters ended September 30, 2013 at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest (and liquidated damages, if any) to the date of repurchase.

The description set forth above of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Indenture, which is attached to this Current Report as Exhibit 4.1 and which is incorporated herein by reference.

Registration Rights Agreement

Under a registration rights agreement with the Initial Purchaser and the Note Guarantors, the Company and the Note Guarantors have agreed to (i) file, no later than 90 days after the issue date of the Notes, a registration statement (the “Exchange Offer Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Notes for new notes (the “Exchange Notes”) of the Company having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) (the “Exchange Offer”), (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 240 days of the issue date of the Notes, (iii) use their reasonable best efforts to keep the Exchange Offer Registration Statement effective until consummation of the Exchange Offer and (iv) use their reasonable best efforts to commence and complete the Exchange Offer promptly, but no later than 30 days after the date on which the Exchange Offer Registration Statement has become effective, hold the Exchange Offer open for not less than 30 days and exchange Exchange Notes for all Notes that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer.

In addition, the Company has agreed, in some circumstances, to file a “shelf registration statement” that would allow some or all of the Notes to be offered to the public.  If the Company does not comply with its obligations under the registration rights agreement, it will be required to pay liquidated damages to holders of the Notes.

The description set forth above of certain of the terms of the registration rights agreement does not purport to be complete and is qualified in its entirety by the full text of the registration rights agreement, which is attached to this Current Report as Exhibit 4.2 and which is incorporated herein by reference.

Relationship with the Initial Purchaser

The Initial Purchaser and its affiliates have from time to time engaged, and may in the future engage, in investment banking, commercial lending and other financial advisory services with the Company and its affiliates in the ordinary course of business. The Initial Purchaser and its affiliates, as applicable, have received (or will receive) customary compensation and reimbursement of expenses in connection with these transactions. The parent company of the Initial Purchaser is Jefferies Group, Inc. Jefferies Group, Inc., directly or indirectly, has a non-voting economic interest in funds managed by Jefferies Capital Partners and its affiliates (“JCP”), which funds own 42.3% of the equity in Holdings. Jefferies Group, Inc. also employs and provides office space for JCP’s employees, for which JCP reimburses Jefferies Group, Inc. on an annual basis. Mr. Brian P. Friedman, who is a director of Jefferies Group, Inc. and Chairman of the Executive Committee of Jefferies & Company, Inc., is one of the managing members of JCP. Mr. James L. Luikart is one of the managing members of JCP and a director of the Company. Mr. Nicholas Daraviras is a Managing Director of JCP and a director of the Company.

Use of Proceeds, Tender Offer and Redemption

The Company used the proceeds from the Notes Offering, as well as funds drawn under its amended and restated working capital facility and cash on hand, to repurchase approximately $136,574,000 aggregate principal amount of its existing 10.25% Senior Secured Notes due 2011 (the “Old Notes”) that were validly tendered (and not validly withdrawn) pursuant to the Company’s previously announced tender offer and consent solicitation (the “Tender Offer”).  Having received the requisite consent from the holders of the Old Notes in the Tender Offer, the Company, certain of its subsidiaries, The Bank of New York Mellon, as trustee and collateral agent, and Bank of America, N.A., executed a fourth supplemental indenture (the “Fourth Supplemental Indenture”) amending the indenture relating to the Old Notes.  The Fourth Supplemental Indenture eliminated substantially all of the restrictive covenants, certain events of default and the security interest in the assets of the Company held for the benefit of holders of the Old Notes. In addition, the Fourth Supplemental Indenture reduced the minimum notice period for a redemption of the Old Notes from thirty days to three days prior to a redemption date.

On April 15, 2011, following its repurchase of the Old Notes in settlement of the Tender Offer, the Company issued a notice of redemption for the $6,326,000 outstanding principal amount of Old Notes.  On April 19, 2011, the Company redeemed the remaining principal amount outstanding of the Old Notes at a redemption price equal to 100.00% of the aggregate principal amount of the Old Notes to be redeemed, plus accrued and unpaid interest on the Old Notes to the redemption date.

The foregoing summary of the material provisions of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report.

Amended and Restated Credit Agreement

On April 15, 2011, the Company entered into an Amended and Restated Credit Agreement (the “Credit Facility”) with Bank of America, N.A. (the “Lender”). The Credit Facility provides a $15,000,000 revolving credit facility with a two-year maturity, which will include a $5,000,000 sublimit for the issuance of standby letters of credit and, a sublimit of the lesser of $5,000,000 or the aggregate commitments of all lenders for swingline loans.  Each existing and future direct and indirect wholly-owned domestic subsidiary of the Company (collectively, the “Loan Guarantors”) is a guarantor of payment under the Credit Facility.

The proceeds of the Credit Facility are available, subject to various conditions, for working capital, capital expenditures and other lawful corporate purposes. The Credit Facility is secured by a perfected first priority lien and security interest (subject to certain exceptions) in favor of the Lender in all present and future assets and equity of the Company and each Loan Guarantor, other than the property, plant and equipment of the Company and each Loan Guarantor, as to which the Lender has a lien which is contractually subordinated to that securing the Notes. All such security interests are subject to the terms of the Intercreditor Agreement as more fully described below. The Credit Facility has a variable interest rate depending on certain factors.

The Credit Facility requires that the Company maintain certain minimum Consolidated EBITDA (as defined in the Credit Facility) levels and prohibits the Company from making capital expenditures in amounts exceeding certain thresholds for the period beginning on April 15, 2011and ending on December 31, 2011 and for each fiscal year thereafter.  In addition, the Credit Facility contains affirmative and negative covenants, representations and warranties, borrowing conditions, events of default and remedies for the Lender. The aggregate loan or any individual loan made under the Credit Facility may be prepaid at any time subject to certain restrictions. The Credit Facility is also subject to the payment of upfront, letter of credit, administrative and certain other fees.

The description set forth above of certain of the terms of the Credit Facility does not purport to be complete and is qualified in its entirety by the full text of the Credit Facility, which is attached to this Current Report as Exhibit 10.1 and which is incorporated herein by reference.

Intercreditor Agreement

On April 15, 2011, in connection with the Notes and the Credit Facility, the Company, the subsidiaries of the Company indentified on the signature pages thereto, The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the Indenture and as collateral agent for the Noteholders (in such capacities, the “Trustee”) and Lender, as administrative agent (in such capacity, “Agent”) entered into an Intercreditor Agreement (the “Intercreditor Agreement”) to define the rights of Trustee and Lender with respect to the collateral and certain related matters.

Pursuant to the Intercreditor Agreement, the liens securing the obligations under the Notes are subordinate to the liens in that portion of the collateral that secures the obligations under the Credit Facility on a first priority basis (the “Bank Priority Collateral”) and the liens securing the obligations under the Credit Facility are subordinate to the liens in that portion of the collateral that secures the obligations under the Notes on a first priority basis (the “Note Priority Collateral”). The Bank Priority Collateral generally consists of existing and after-acquired current assets, including all accounts receivable, inventory, cash, deposit and securities accounts and related intangibles of the respective Company and Loan Guarantors and all products and proceeds of the foregoing and a pledge of the equity interests of the Company and Loan Guarantors and each existing and subsequently acquired or organized subsidiary of the Company and all products and proceeds of the foregoing.  The Note Priority Collateral generally consists of the plant, property and equipment of the Company and the Note Guarantors including all products and proceeds of the foregoing.

The description set forth above of certain of the terms of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by the full text of the Intercreditor Agreement, which is attached to this Current Report as Exhibit 10.2 and which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On April 15, 2011, the Management Agreement, dated as of August 21, 2003, by and among the Company, Bruckmann, Rosser, Sherrill & Co., LLC (“BRS”) and FS Private Investments III LLC (d/b/a Jefferies Capital Partners) was terminated by the agreement of the parties.  Certain funds managed by BRS and JCP are stockholders of Holdings.  The information provided in Item 1.01 of this Report under the heading “Relationship with the Initial Purchaser” is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.03. Material Modifications to Rights of Security Holders

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 4.1
Indenture, dated as of April 15, 2011, by and among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 12.5% Senior Secured Notes due 2014.

Exhibit 4.2
Registration Rights Agreement, dated as of April 15, 2011, by and among the Company, Jefferies & Company, Inc., as Initial Purchaser, and the guarantors named therein, relating to the 12.5% Senior Secured Notes due 2014.

Exhibit 4.3
Fourth Supplemental Indenture, dated as of April 15, 2011, by and among the Company, the subsidiaries of the Company identified on the signature pages thereto, as guarantors, The Bank of New York Mellon, as trustee and collateral agent, and Bank of America, N.A., relating to the Company’s 10.25% Senior Secured Notes due 2011.

Exhibit 10.1
Third Amended and Restated Credit Agreement, dated as of April 15, 2011, by and among the Company, as the borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto.

Exhibit 10.2
Intercreditor Agreement, dated as of April 15, 2011, by and among the Company, the subsidiaries of the Company identified on the signature pages thereto, as Guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, and Bank of America, N.A., as Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2011	THE SHERIDAN GROUP, INC.

	By:	/s/ Robert M. Jakobe
	Name:	Robert M. Jakobe
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 4.1
Indenture, dated as of April 15, 2011, by and among Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 12.5% Senior Secured Notes due 2014.

Exhibit 4.2
Registration Rights Agreement, dated as of April 15, 2011, by and among the Company, Jefferies & Company, Inc., as Initial Purchaser, and the guarantors named therein, relating to the 12.5% Senior Secured Notes due 2014.

Exhibit 4.3
Fourth Supplemental Indenture, dated as of April 15, 2011, by and among the Company, the subsidiaries of the Company identified on the signature pages thereto, as guarantors, The Bank of New York Mellon, as trustee and collateral agent, and Bank of America, N.A., relating to the Company’s 10.25% Senior Secured Notes due 2011.

Exhibit 10.1
Third Amended and Restated Credit Agreement, dated as of April 15, 2011, by and among the Company, as the borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto.

Exhibit 10.2
Intercreditor Agreement, dated as of April 15, 2011, by and among the Company, the subsidiaries of the Company identified on the signature pages thereto, as Guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, and Bank of America, N.A., as Agent.